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Exhibit 23.1

Consent of Independent Accountants

The Board of Directors
Maxim Pharmaceuticals, Inc.:

    We consent to the use of our report incorporated herein by reference in the Form S-8 Registration Statement.

/s/ KPMG LLP

San Diego, California
May 17, 2001

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Consent of Independent Accountants